Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Vasant Prabhu, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-Q for the quarter ended March 31, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Vasant Prabhu
Vasant Prabhu Chief Financial Officer Starwood Hotels & Resorts Worldwide, Inc.

April 29, 2004